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                                                                   Exhibit 10.18







                       MILLENNIUM SPECIALTY CHEMICALS INC.

                           GRANDFATHERED SUPPLEMENTAL

                            EXECUTIVE RETIREMENT PLAN
                 (As amended and restated as of January 1, 1999)











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Millennium Specialty Chemicals Inc.
Grandfathered Supplemental Executive Retirement Plan
(As amended and restated as of January 1, 1999)

Contents

--------------------------------------------------------------------------------
Section                                                                    Page
          Article I.  The Plan

1.1       Establishment of the Plan                                         1
1.2       Purpose                                                           1

          Article II.  Definitions

2.1       Annual Earnings                                                   1
2.2       Board of Directors                                                1
2.3       Committee                                                         2
2.4       Company                                                           2
2.5       Deferred Retirement Date                                          2
2.6       Early Retirement Date                                             2
2.7       Employer                                                          2
2.8       Final Average Earnings                                            2
2.9       Normal Retirement Date                                            2
2.10      Participant                                                       2
2.11      Pension Offset                                                    2
2.12      Plan                                                              2
2.13      Qualified Plan                                                    2
2.14      Retirement Date                                                   3

          Article III.  Participation

3.1       Participation                                                     3
3.2       Continuation of Participation                                     3

          Article IV.  Retirement Date

4.1       Normal Retirement Date                                            4
4.2       Deferred Retirement Date                                          4
4.3       Early Retirement Date                                             4


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


Millennium Specialty Chemicals Inc.
Grandfathered Supplemental Executive Retirement Plan
(As amended and restated as of January 1, 1999)

Contents

--------------------------------------------------------------------------------
Section                                                                    Page
          Article V.  Retirement Benefits

5.1       Normal Retirement Benefits                                        4
5.2       Deferred Retirement Benefit                                       5
5.3       Early Retirement Benefit                                          5
5.4       Disability                                                        5
5.5       Adjusted Age and Benefit Service                                  6

          Article VI.  Death Benefits

6.1       Prior to Retirement                                               6
6.2       After Retirement                                                  6

          Article VII.  In Event of Termination of Employment

7.1       Termination Prior to Retirement                                   6
7.2       Termination after Eligibility for Retirement                      7

          Article VIII.  Time and Form of Benefit Payment

8.1       Normal Form of Benefit                                            7
8.2       Optional Forms of Benefit                                         7

          Article IX.  Provision of Benefits

9.1       Participant Contributions                                         7
9.2       Funding                                                           7


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


Millennium Specialty Chemicals Inc.
Grandfathered Supplemental Executive Retirement Plan
(As amended and restated as of January 1, 1999)

Contents

--------------------------------------------------------------------------------
Section                                                                    Page
              Article X.  Administration of the Plan

10.1          Powers and Duties of the Committee                             8

              Article XI.  Miscellaneous

11.1          Prohibition Against Encumbrance                                8
11.2          Right of Participant                                           8
11.3          Change in Control                                              8

              Article XII.  Amendment or Termination of the Plan

12.1          Amendment                                                      10
12.2          Termination                                                    10

Schedule  A   Employees Eligible to Participate                              11


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Article I. The Plan

1.1 Establishment of the Plan

This Supplemental Executive Retirement Plan was first established as an unfunded supplemental retirement plan for select employees ("Participants") of Millennium Specialty Chemicals Inc. (formerly SCM Glidco Inorganics Corp.), which is presently known as the "Millennium Specialty Chemicals Inc. Supplemental Executive Retirement Plan" (the "Plan"). The Plan became effective as of
October 1, 1994.

1.2 Purpose

The purpose of the Plan is to provide Participants with a minimum level of retirement income from the Employer, in addition to other sources of capital accumulation. The plan is intended to be a non-qualified, deferred compensation plan for a "select group of management or highly compensated employees" as that term is used in the Employee Retirement Income Security Act of 1974, as amended.

This Plan as amended effective January 1, 1999 incorporates and replaces any agreement between the Participant and the Company or the Employer with regard to non-qualified supplemental retirement benefits that may be in existence prior to the effective date herein.

Article II. Definitions

Except as otherwise defined herein, each capitalized term shall have the meaning set forth in the Millennium Specialty Chemicals Inc. Salaried Employees Retirement Plan (formerly the Retirement Plan for Eligible Employees of SCM Glidco Organics Corp.).

2.1 "Annual Earnings" shall have the same meaning as in the Qualified Plan except Annual Earnings shall be determined without regard to the dollar limitation on the amount of pay taken into account, which limitations are set forth in section 2.6 of the Qualified Plan.

2.2 "Board of Directors" shall mean the Board of Directors of Millennium Chemicals Inc. except as otherwise specified.


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2.3 "Committee" shall mean the Millennium Chemicals Benefits Administration
Committee.

2.4 "Company" shall mean Millennium Chemicals Inc..

2.5 "Deferred Retirement Date" shall mean the first day of the month coincident with or immediately following the date a Participant retires after his or her Normal Retirement Date pursuant to the provisions of section 4.2 (Deferred Retirement Date).

2.6 "Early Retirement Date" shall mean the first day of the month coincident with or immediately following the date a Participant retires prior to his or her Normal Retirement Date pursuant to the provisions of section 4.3 (Early Retirement Date).

2.7 "Employer" shall mean Millennium Specialty Chemicals Inc.

2.8 "Final Average Earnings" shall mean the highest average Annual Earnings for any five calendar years in the final ten years of employment with the Employer.

2.9 "Normal Retirement Date" shall mean the first day of the month coincident with or immediately following the later of:

            (a) the Participant's sixty-fifth (65th) birthday
                                 or
            (b) the date the Participant completes five (5) Years of Service.

2.10 "Participant" shall mean a person who has become a participant in this Plan pursuant to section 3.1, who is entitled to benefits hereunder. Participants shall be limited to a "select group of management or highly compensated employees" as that term is used in the Employee Retirement Income Security Act of 1974, as amended.

2.11 "Pension Offset" shall mean the amount of the monthly Accrued Benefit payable as of the determination date (reduced to reflect commencement of the benefit payable hereunder prior to Normal Retirement Date) to the Participant under the Qualified Plan in the form of a Single Life Annuity, multiplied by twelve.

2.12 "Plan" shall mean the Millennium Specialty Chemicals Inc. Grandfathered Supplemental Executive Retirement Plan.

2.13 "Qualified Plan" shall mean the Millennium Specialty Chemicals Inc. Salaried Employees Retirement Plan (the terms of which appear in the Millennium Chemicals Inc. Consolidated Retirement Plan as modified by Appendix WW thereto) or any successor plan.


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2.14 "Retirement Date" shall mean the Early Retirement Date, the Normal
Retirement Date, or the Deferred Retirement Date, whichever is applicable.

Article III. Participation

3.1 Participation

Participants will be limited to individuals who are listed in Schedule A attached hereto as such schedule may be amended from time to time by the Committee.

3.2 Continuation of Participation

(a) A person who has become a Participant in accordance with section 3.1 shall, except as provided in subsection (b) below continue as a Participant as long as he or she continues in the employment of the Employer and thereafter as long as he or she is entitled to benefits under the Plan.

(b) Subject to the provisions of section 11.3 (Change in Control), the Committee may, in its sole discretion, remove a Participant from active participation in the Plan. In this event, any benefits accrued under this Plan will be vested and payable at the Participant's Retirement Date in accordance with Article IV. Notwithstanding anything herein to the contrary, if a Participant's employment is terminated for cause or mismanagement, as determined by the Committee, or if the Participant is convicted of a felony, or if the Participant's employment terminates prior to retirement as provided in section 7.1, all rights under this Plan shall be forfeited.

(c) Subject to the provisions of section 11.3 (Change in Control), after a Participant commences retirement benefits in accordance with Article V, the Committee, in its sole discretion, may cease payment of benefits under this Plan if the Committee determines that the Participant is acting in bad faith against the Company or the Employer or has filed any legal suits, complaints, or grievances against the Company or the Employer in any court of law, tribunal, or with any federal, state, or municipal agency.

(d) Benefits will cease to accrue for all Participants under the Plan on January 1, 1999 except for those persons who were age 55 or older and Executive Officers of Millennium Specialty Chemicals Inc.on December 31, 1998.


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Article IV. Retirement Date

4.1 Normal Retirement Date

A Participant who retires on his or her Normal Retirement Date shall be entitled to a benefit as determined in accordance with section 5.1 (Normal Retirement Benefits).

4.2 Deferred Retirement Date

A Participant whose employment with the Employer continues beyond his or her Normal Retirement Date and whose entitlement to benefits under the Plan has not been forfeited in accordance with subsection (b) of section 3.2 (Continuation of Participation), shall retire on a Deferred Retirement Date and shall be entitled to a benefit in accordance with section 5.2 (Deferred Retirement Benefit).

4.3 Early Retirement Date

A Participant who has attained age 50 and is credited with 15 or more Years of Service or who has attained age 60, regardless of Years of Service if earlier, may retire at an Early Retirement Date. In such case, the Participant shall be entitled to a benefit as determined under section 5.3 (Early Retirement Benefit).

Article V. Retirement Benefits

5.1 Normal Retirement Benefit

The annual amount of the Normal Retirement Benefit payable hereunder shall be equal to:

(a)    1.5% of his or her Final Average Earnings; minus
(b)    1/60th of his or her Social Security Benefit; times
(c)    his or her years of Credited Service (not to exceed 30); minus
(d) the Pension Offset provided that each Participant shall only be entitled to receive a benefit under this Plan if such benefit is greater than the benefit that such Participant is entitled to receive under the Millennium Chemicals Supplemental Executive Retirement Plan (the "PEP SERP"), in which case such Participant shall receive only the benefits to which he or she is entitled to receive under this Plan, and such Participants shall not be entitled to receive any benefits under the PEP SERP.


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A Participant's Normal Retirement Benefit shall commence on his or her Normal
Retirement Date provided his or her Qualified Plan benefit commences on such date.

5.2 Deferred Retirement Benefit

If a Participant remains in employment after his or her Normal Retirement Date and is entitled to a benefit in accordance with section 4.2 (Deferred Retirement
Date), benefit payments shall be postponed until the Participant's actual retirement on the Deferred Retirement Date. At such Deferred Retirement Date and, provided that the Qualified Plan benefit then commences, the Participant shall be entitled to the benefit determined under section 5.1 based on Credited Service to the Deferred Retirement Date.

5.3 Early Retirement Benefit

A Participant retiring prior to his or her Normal Retirement Date, as provided in section 4.3 (Early Retirement Date), shall be entitled to receive a benefit, commencing on such Normal Retirement Date, equal to the amount determined under
5.1 based on his or her Final Average Earnings and Years of Credited Service, with each determined on such Early Retirement Date.

In lieu of such benefit commencing on the Normal Retirement Date, the Participant may elect to have such benefit commence on his or her Early Retirement Date provided he or she elects to commence the Qualified Plan benefit on the same date. In such case, the Participant's benefit shall be reduced by:

(a)    0.417 of one percent for each of the first 24 months, and
(b) 0.333 of one percent for each additional full month such Early Retirement Date precedes the first day of the calendar month following his or her 62nd birthday.

5.4 Disability Retirement Benefit

A Participant who is entitled to a disability pension under section 5.3 of the Qualified Plan, shall continue to accrue Credited Service hereunder. Upon attaining his or her Normal Retirement Date, such Participant shall be entitled to a benefit calculated in accordance with section 5.1 hereunder, based on his or her Final Average Earnings and Social Security Benefit as of the date the Total and Permanent Disability began. Any Participant so disabled, may elect to receive an Early Retirement Benefit calculated in accordance with section 4.3 at any time after attaining age 50, provided he or she elects to commence his or her Qualified Plan benefit on such date.


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5.5 Adjusted Age and Credited Service

The Committee may, in its sole discretion, determine an adjusted Credited Service and/or an adjusted age for the Participant. The adjusted Credited Service may be 1, 2, 3, 4, or 5 years more than the actual Credited Service (subject to the 30 years maximum for Credited Service). The adjusted age may be 1, 2, 3, 4, or 5 years more than his or her actual age.

In determining the amount of pension in accordance with this Article V, a Participant's adjusted age and adjusted Credited Service shall be used as if they were his or her actual age and Credited Service. However, under no circumstances, shall benefits commence under this plan prior to commencement of benefits under the Qualified Plan.

Article VI. Death Benefits

6.1 Prior to Retirement

Upon the death of a Participant while an active employee, his or her surviving spouse and eligible dependent children shall be entitled to a benefit commencing on the first day of the month following the Participant's death. The amount and duration of the benefits payable to the surviving spouse and eligible dependent children shall be equal to the benefits described in Article VIII of the Qualified Plan, however, calculated on the basis of the formula set forth in section 5.1 herein.

6.2 After Retirement

There is no benefit payable under the Plan in the Event of the Participant's death after his or her retirement benefit has commenced unless an option is in effect in accordance with section 8.2 (Optional Forms of Benefits).

Article VII. In Event of Termination of Employment

7.1 Termination Prior to Retirement

If a Participant's employment with the Company ceases for any reason and he is not eligible for a benefit under the provisions of Article IV (Retirement Date), or Article VI (Death Benefits), or section 5.4 (Disability Benefits) no benefits shall become payable to such Participant under this plan.


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7.2 Termination after Eligibility for Retirement

A Participant whose employment with the Company ceases for any reason other than death and who is eligible to retire under the provisions of Article IV (Retirement Date), shall be deemed to have retired or to have been retired by the Company and shall be entitled to the appropriate benefits, subject to any possible forfeiture of benefits pursuant to section 3.2.

Article VIII. Time and Form of Benefit Payment

8.1 Normal Form of Benefit

Except as otherwise provided in section 8.2, the retirement benefit shall be payable as a monthly annuity as of the last day of each calendar month for the life of the Participant with benefits ceasing upon the Participant's death.

8.2 Optional Forms of Benefit

If a Participant is entitled to a benefit from the Qualified Plan, the benefit under this Plan may be paid in the same form as the Qualified Plan's benefit is payable so long as the Committee approval is secured. If such form of payment is other than a Single Life Annuity, the amount of pension otherwise payable under this Plan shall be adjusted in the same manner that benefits are to be adjusted under the Qualified Plan.

Article IX. Provision of Benefits

9.1 Participant Contributions

Participants shall make no contributions under the Plan.

9.2 Funding

Benefit payments from the Plan will be made from the general assets of the Company in accordance with such arrangements as the Company may deem necessary and proper to fulfill its agreement hereunder.


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Article X. Administration of the Plan

10.1 Powers and Duties of the Committee

The Committee, in addition to all the powers and duties specified in the various provisions of the Plan, shall have the exclusive right to interpret the Plan and to decide any matter arising in connection with the administration of the Plan.

Article XI. Miscellaneous

11.1 Prohibition Against Encumbrance

Except in the case of a court order which meets the requirements of a "qualified domestic relations order" as defined in section 414(p) of the Internal Revenue Code of 1986, no benefit under the Plan shall be alienated, assigned, disposed of, or in any manner encumbered while in the possession and control of the Company or the Employer. If the interest of any Participant or Participant's beneficiary would, but for this section 11.1, cease, in whole or in part, to be enjoyed by such individual, the Committee, in its sole discretion, may direct that the funds constituting such interest be withheld or it may expend from such funds for the direct maintenance and support of the Participant, such Participant's spouse, children, or their dependents as, in the Committee's sole discretion, it deems fit and proper.

11.2 Right of Participant

Neither the adoption of the Plan nor its operation shall in any way affect the right and power of the Company or the Employer to dismiss or otherwise terminate the employment, or change the terms of employment, or amount of compensation, of any Participant at any time for any reason.

11.3 Change in Control

The Plan will terminate effective on the close of business 30 days following a Change in Control, as hereinafter defined. Upon such Change in Control, section
12.1 shall become inoperative and, in addition, any modification or amendment adopted within six months prior to the Change in Control shall be void with respect to any specific Participant affected thereby unless approved by such Participant. Upon such termination, each Participant (including each Participant whose employment was terminated within six months prior to such Change in Control by the Employer without Cause, or due to disability, or voluntarily for good reason as determined by


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the Committee, and each Participant that has experienced a Change of Control pursuant to a separate written "Change in Control" agreement with the Company or the Employer) will be deemed retired pursuant to section 5.1, based on Benefit Service through the termination date. A lump sum payment that is the actuarial equivalent of each Participant's benefit payable under this Plan calculated using the prime rate of interest at Citigroup, Inc. as of the date of the Change in Control or 6%, whichever is less, as the discount rate to determine the present value of accrued benefits, shall be paid as soon as practicable following the date of the Change in Control, but in no event later than 90 days thereafter. All other actuarial assumptions and calculation methods to be used shall be those in effect as at the last actuarial valuation of the Qualified Plan and based on the Qualified Plan document prior to such Change in Control.

For purposes of this Section 10.3 "Change in Control" is defined as follows:

     The term "Change in Control" shall mean (i) any "person" as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 ("Exchange Act") (other than Millennium Chemicals Inc. (the "Parent"), any trustee or other fiduciary holding securities under any employee benefit plan of the Parent or any company owned, directly or indirectly, by the stockholders of the Parent in substantially the same proportions as their ownership of Common Stock of the Parent), becoming the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Parent representing twenty-five percent (25%) or more of the combined voting power of the Parent's then outstanding securities; (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Parent, and any new director (other than a director designated by a person who has entered into an agreement with the parent to effect a transaction described in clause (i), (iii), or (iv) of this paragraph or a director whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors of the Parent) whose election by the Board of Directors of the Parent or nomination for election by the Parent's stockholders was approved by a vote of at least two-thirds of the Directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board of Directors of the Parent; (iii) the merger or consolidation of the Parent with any other corporation, other than a merger or consolidation which would result in the voting securities of the Parent outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power


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of the voting securities of the Parent or such surviving entity outstanding immediately after such merger or consolidation provided, however, that a merger or consolidation effected to implement a recapitalization of the Parent (or similar transaction) in which no person (other than those covered by the exceptions in (i) above) acquires more than twenty-five percent (25%) of the combined voting power of the Parent's then outstanding securities shall not constitute a Change in Control or (iv) the stockholders of the Parent approve a plan of complete liquidation of the Parent or the closing of the sale or disposition by the Parent of all or substantially all of the Parent's assets other than the sale or disposition of all or substantially all of the assets of the Parent to one or more Subsidiaries (as defined below) of the Parent or to a person or persons who beneficially own, directly or indirectly, at least fifty percent (50%) or more of the combined voting power of the outstanding voting securities of the Parent at the time of the sale or disposition. "Subsidiary" has the meaning set forth in Section 424(f) of the Internal Revenue Code of 1986, as amended or superseded, and the term shall also include any partnership, limited liability company or other business entity if the Parent owns, directly or indirectly, securities or other ownership interests representing at least fifty percent (50%) of the ordinary voting power or equity or capital interests of such entity. Notwithstanding any of the foregoing, the sale or disposition of all or any part of the Parent's interests in Equistar (separately or together with the sale or disposition of the business of the Company or any of the assets of the Company) shall not constitute a Change in Control. Only one (1) Change in Control may take place under this Plan.

Article XII. Amendment or Termination of the Plan

12.1 Amendment

The Board of Directors reserves the right at any time and from time to time, to modify or amend, in whole or in part, any or all of the provisions of the Plan but no such amendment shall adversely affect any Participant's or Participant's beneficiary's rights to benefits accrued under the Plan prior the effective date of the amendment.

12.2 Termination

The Board of Directors shall have the right to terminate the Plan at any time provided that such action shall not adversely affect any Participant's or Participant's beneficiary rights to benefits accrued under the Plan prior to such action.


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                                   Schedule A

   Millennium Specialty Chemicals Inc. Supplemental Executive Retirement Plan

                        Employees Eligible to Participate



                               Carlos G. Cardenas
                               D. Michael Gurkin
                               John M. Heijmans
                               George W. Robbins
                               Michael B. Wimberly

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